UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006

WORLDWIDE STRATEGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-129398 (Commission File Number)	41-0946897 (IRS Employer Identification No.)

3801 East Florida Avenue, Suite 400, Denver, Colorado 80210

(Address of principal executive offices) (Zip Code)

(303) 991-5887

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Between November 27, 2006 and January 11, 2007, the Company executed six 9% unsecured convertible promissory notes (the “Notes”), borrowing a total of $52,500 from two Directors of the Company. The Notes are attached herewith as Exhibits 10.1 through 10.6.

The interest on the Notes is payable quarterly. Upon an event of default, principal and interest due under the Notes are convertible at the option of the holder into shares of the Company’s common stock at $0.05 per share. The following table summarizes the material terms of the Notes:

Note No.	Execution Date	Lender	Interest Rate	Quarterly Interest Due Beginning	Conversion Rate	Amount
2006-9	11/30/2006	James P.R. Samuels	9%	2/28/2007	$0.05 per share	$ 10,000
2006-10	11/27/2006	Donald Christensen	9%	2/27/2007	$0.05 per share	$ 10,000
2006-11	11/30/2006	James P.R. Samuels	9%	2/28/2007	$0.05 per share	$ 10,000
2006-12	12/5/2006	James P.R. Samuels	9%	3/5/2007	$0.05 per share	$ 5,000
2006-13	12/21/2006	James P.R. Samuels	9%	3/21/2007	$0.05 per share	$ 10,000
2006-14	1/11/2007	James P.R. Samuels	9%	4/11/2007	$0.05 per share	$ 7,500
						$ 52,500

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	9% Convertible Promissory Note No. 2006-9 dated November 30, 2006
10.2	9% Convertible Promissory Note No. 2006-10 dated November 27, 2006
10.3	9% Convertible Promissory Note No. 2006-11 dated November 30, 2006
10.4	9% Convertible Promissory Note No. 2006-12 dated December 5, 2006
10.5	9% Convertible Promissory Note No. 2006-13 dated December 21, 2006
10.6	9% Convertible Promissory Note No. 2006-14 dated January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE STRATEGIES INCORPORATED
March 6, 2007	By: /s/ James P.R. Samuels James P.R. Samuels Chief Executive Officer

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